Making Water and Air Safer and Cleaner

Chemviron Carbon

APPENDICES Exhibit 99.2

BALLAST WATER TREATMENT

CalgonCarbon

discharging cargo
Loading ballast water
1 At source port
Cargo hold empty
Ballast tanks full
2 During voyage
Cargo hold full
Ballast tanks empty
4 During voyage
loading cargo
Discharging ballast water
3 At destination port

Making Water and Air Safer and Cleaner

Chemviron Carbon

3 Why Ballast Water Treatment? The issue: Transfer of invasive species via ships’ ballast water

Regulations Drive Market
Regulations
• International Maritime Organization (IMO) adopted
International Convention for the Control and Management of
Ships’ Ballast Water and Sediments (BWMC)
• Sets framework for legislation for 169 Member States
• Ratification requires 30 signatories representing 35.0% of world’s tonnage
• 33 signatories representing approximately 26.5% of the world’s tonnage have ratified BWMC
• Ratification of the BWMC expected to occur in 2012
• U.S. Coast Guard finalizing rule:
• Awaiting publication in Federal Register
• Phase 1 expected to be similar to the IMO standard

GUARDIAN™ Value Proposition
• Filtration - Stacked Disk Technology
• Advantages over other separation technologies
• Less maintenance than screen filters
• Flexible footprint
• Cost competitive
• Low operating cost < $0.02/C
3
M water/hour treated
• Disinfection - UV
• Advantages
• No chemicals required
• Suitable for fresh water applications

DISINFECTION BYPRODUCTS

Making Water and Air Safer and Cleaner

Chemviron Carbon

What Are Disinfection Byproducts?
Disinfection Byproducts (DBPs) form when disinfectants used to treat drinking water react with Naturally Occurring Materials (NOMs)
in the water (e.g.; decomposing plant material).
Trihalomethanes
Chloroform
Bromodichloro Methane
NOMs + Cl
2
Halo Acetic Acids
Dichloroacetic Acid
Trichloroacetic Acid

Why
DBP Is Growth Opportunity For CCC?
• GAC proven solution to prevent and/or eliminate DBPs
• Market Size:  100+ MM lbs. GAC per year (or equivalent) by 2015
• CCC is market leader
• Supports reactivation strategy
• Driver to convert municipalities to reactivation
• NSF certifications currently at two plants
• More virgin GAC available for other markets
• CCC to build reactivation facility for Phoenix region which includes a 10-
year reactivation contract (15-20 MM lbs.)

MERCURY REMOVAL

Update:  Mercury Removal For Coal-Fired
Power Plants
•
U.S. final Mercury and Toxic Standards Rule (Utility MACT)
issued by EPA 12/16/11
• Requirements and timing as expected
• Prevent 91% of mercury contained in coal from release to air
• Compliance:  February 2015 with possible extension
• 93 GW will require activated carbon injection by 2015 (EPA estimate)

CCC
A Leader In Mercury Removal:
Innovative Products
• FLUEPAC® products in use at 18 plants (>9,000 MW
generating capacity)
• Developed enhanced performance products over two years
• New products reduce customer cost
• Carbon injection rates 50% to 70% lower than alternative
products
• Fewer deliveries = lower transportation costs
• Lower particulate loading to ESP/baghouse
• Less PAC in fly ash = more “concrete friendly”